Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of IBSG International, Inc. for the quarter ended June 30, 2004, I, Michael Rivers, President, Chief Executive Officer , hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2.        The information contained in such Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of IBSG International, Inc.

Date: August 16, 2004

By: /s/ Michael Rivers
President and Chief Executive Officer